UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2015

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

The materials attached as Exhibit 99.1 relating to a potential settlement of Union Electric Company’s (doing business as Ameren Missouri, “Ameren Missouri”) pending rate case before the Missouri Public Service Commission were inadvertently disclosed. There can be no assurance that a settlement will be reached, and Ameren Missouri and Ameren Corporation do not presently intend to make any further public statement with respect to a settlement unless and until a settlement is reached.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by Ameren Corporation or Ameren Missouri under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by Ameren Corporation or Ameren Missouri that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Ameren Corporation or Ameren Missouri.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Exhibit A

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President, General Counsel and Secretary

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President, General Counsel and Secretary

Date: February 20, 2015

Exhibit Index

Exhibit Number	Title

99.1	Exhibit A